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                             Company:     Laser Corporation
                              Ticker:     LSER
                            Exchange:     NASDAQ Small-Cap Market Tier
                           Form-Type:     S-8
                       Document-Date:     September 8, 1997
                         Filing-Date:     September 8, 1997

                                As filed with the
                     Securities and Exchange Commission on
                                September 8, 1997


                       Registration No. 333 - __________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                   FORM S - 8
                              REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933



                               LASER CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 UTAH                                 87-0395567
    -------------------------------        ---------------------------------
    (State or other jurisdiction of        (IRS Employer Identification No.)
    incorporation or organization)


                               1832 South 3850 West
                             Salt Lake City, UT 84104
            ---------------------------------------------------------
               (Address of principal executive offices) (zip code)


           LASER CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
           ---------------------------------------------------------
                             (Full title of the plan)


                                 B. JOYCE WICKHAM
                      President and Chief Executive Officer



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
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                               LASER CORPORATION
                              1832 South 3850 West
                            Salt Lake City, UT 84104
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (801) 972 - 1311
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------
                         Calculation of Registration Fee
=========================|===========================|==========================
   Title of Securities                                Proposed Maximum Offering
    to be Registered      Amount to be Registered(1)    Price Per Share(2)
-------------------------|---------------------------|--------------------------
      Common Stock,
     $0.05 par value                60,000                     $2.75
=========================|===========================|==========================
   Title of Securities          Proposed Maximum              Amount of
    to be Registered      Aggregate Offering Price(2)     Registration Fee
-------------------------|---------------------------|--------------------------
      Common Stock,
     $0.05 par value               $165,000                    $50.00
-------------------------|---------------------------|--------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Non-Employee Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Laser Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the last reported sales price per share of Common Stock of Laser Corporation, as reported by NASDAQ Small-Cap Market Tier of the NASDAQ Stock Market on July 12, 1997.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Laser Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's report on Form 10-KSB for the fiscal year ended December 31, 1996;

     (b) The Registrant's report on Form 10-QSB for the fiscal quarter ended June 30, 1997; and

     (c) The Registrant's Registration Statement No. L191800 on Form 8-A filed with the SEC on March 22, 1985 pursuant to Section 12 of the Securities Exchange

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Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Utah Revised Business Corporation Act ("URBCA"). The liability of directors and officers of the Registrant is limited such that a director or officer is not liable to the Registrant or its shareholders for any action taken or any failure to take any action, as an officer or director, as the case may be, unless:

     (i) the director or officer has breached or failed to perform the duties of the office in compliance Section 16-10(a)-841 of the URBCA; and

     (ii) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the Registrant or its shareholders.

Directors of the Registrant are personally liable if such director votes for or assents to an unlawful distribution under the URBCA or the Registrant's Articles of Incorporation.

     The Registrant will pursuant to Section 16-10a-902 of the URBCA, indemnify an individual, made party to a proceeding because he was a director, against liability incurred in the proceeding if:

     (i)  the director's conduct was in good faith;

     (ii) the director reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests; and

     (iii) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; provided that, the Registrant may not indemnify the same director if (a) indemnification is sought in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant or (b) indemnification is sought in connection with any other proceeding charging that the director derived

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an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Indemnification under this section in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding.

     In accordance with Section 16-10a-903 of the URBCA, the Registrant shall indemnify a director or an officer, who is successful on the merits or otherwise, in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director or an officer of the Registrant, as the case may be, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

     In accordance with Section 16-10a-1-904 of the URBCA, the Registrant will pay or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that:

     (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the URBCA;

     (ii) the director furnishes to the Registrant a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and

     (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

     Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

     The Registrant will indemnify and advance expenses to an officer, employee, fiduciary or agent of the Registrant to the same extent as a director; or to a greater extent in some instances if not inconsistent with public policy.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

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ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------
 No.    Exhibit
--------------------------------------------------------------------------------
 5      Opinion and consent of Prince, Yeates & Geldzahler, P.C.
--------------------------------------------------------------------------------
 23.1   Consent of Tanner + Co., independent accounts
--------------------------------------------------------------------------------
 23.2   Consent of Prince, Yeates & Geldzahler, P.C. is contained in
        Exhibit 5
--------------------------------------------------------------------------------
 24     Power of Attorney
        Reference is made to page 6 of this Registration Statement
--------------------------------------------------------------------------------
 99.1   Non-Employee Director Stock Option Plan
        Incorporated by reference as previously filed with the SEC
--------------------------------------------------------------------------------
 99.2   Form of Stock Option Agreement to be generally used in
        connection with the Non-Employee Director Stock Option Plan
--------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

     A.  The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

        (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration

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statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof, and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Incentive Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on this 8 day of September, 1997.


                                          LASER CORPORATION


                                          By:/s/ B. Joyce Wickham
                                             --------------------------------
                                             B. Joyce Wickham
                                             President, Chief Executive
                                             Officer and Director

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POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Laser Corporation, a Utah corporation, do hereby constitute and appoint B. Joyce Wickham and Mark L. Ballard, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                     Title                      Date
         ---------                     -----                      ----
                              President, Chief Executive
/s/ B. Joyce Wickham          Officer, Treasurer & Director   September 8, 1997
---------------------------
B. Joyce Wickham



/s/ Mark L. Ballard           Vice President and Director     September 8, 1997
---------------------------
Mark L. Ballard



/s/ Reo K. Larsen             General Accounting Manager      September 8, 1997
---------------------------
Reo K. Larsen



/s/ Rod O. Julander           Director                        September 8, 1997
---------------------------
Rod O. Julander

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EXHIBIT INDEX

--------------------------------------------------------------------------------
                                                                  Sequentially
 Exhibit                                                            Numbered
  No.                               Exhibit                           Page
--------------------------------------------------------------------------------
 5      Opinion and consent of Prince, Yeates & Geldzahler
--------------------------------------------------------------------------------
 23.1   Consent of Tanner + Co., Independent Accountants
--------------------------------------------------------------------------------
 23.2   Consent of Prince, Yeates & Geldzahler is contained in
        Exhibit 5
--------------------------------------------------------------------------------
 24     Power of Attorney
        Reference is made to page 6 of this Registration Statement
--------------------------------------------------------------------------------
 99.1   Non-Employee Director Stock Option Plan
        Incorporated by reference as previously filed with the
        SEC
--------------------------------------------------------------------------------
 99.2   Form of Stock Option Agreement to be generally used in
        connection with the Non-Employee Director Stock Option Plan
--------------------------------------------------------------------------------

































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                                August 19, 1997

Laser Corporation
1832 South 3850 West
Salt Lake City, UT 84104

              Re: Registration Statement on Form S-8 relating to the Laser Corporation Nonstatutory Stock Option Plan (the "Plan")

Dear Sirs or Mesdames:

     We have acted as counsel for Laser Corporation, a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 50,000 shares of the Company's Common Stock, par value $0.05 per share (the "Shares") to be issued in accordance with the terms of the Plan.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Sincerely,

                                          PRINCE, YEATES & GELDZAHLER


                                      By:/s/ Gregory E. Lindley, Shareholder
                                         -----------------------------------
                                         Gregory E. Lindley, Shareholder

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS










     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, which appears on page F-1 of the 1996 Form 10KSB of Laser Corporation, and to the references to our Firm under the caption "Experts" in the Prospectus.



                                          TANNER + CO.















Salt Lake City, Utah
September 8, 1997

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                                                             Certificate No.____





                             STOCK OPTION AGREEMENT
                             ----------------------

     STOCK OPTION AGREEMENT made this _____ day of _____ , 19__, between LASER CORPORATION, a Utah corporation (hereinafter referred to as the "Corporation"), and _______________, a director of the Corporation, (hereinafter referred to as the "Director").

     The Corporation desires, by affording the Director an opportunity to purchase shares of its $.05 par value common stock (hereinafter referred to as "Capital Stock"), as hereinafter provided, to carry out the purposes of the 1992 Directors Stock Option Plan of Laser Corporation (hereinafter referred to as the "Plan"), dated September 10, 1992.

  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

     1.  Grant of Option.  The Corporation hereby irrevocably grants to the
         ---------------
Director the right and option (hereinafter referred to as the "Option") to purchase an aggregate of __________ (_______) shares of Capital Stock, such number being subject to adjustment as provided in Paragraph 7 hereof, on the terms and conditions herein set forth.

     2.  Purchase Price.  The purchase price of the shares of Capital Stock
         --------------
covered by the Option shall be _______________ Dollars ($_______) per share.
The above purchase price, determined according to Article 5(b) of the Plan, as amended on August 6, 1993, represents the fair market value of the stock on the date the option is granted. The fair market value of the stock shall be the mean of the high sales price and the low sales price of the stock on the day in question. If such information is not available on the day in question, the fair market value of the stock shall be the mean of the closing bid and asked prices on the day prior to the day in question as reported by the National Association of Securities Dealers, Inc. (NASDAQ).

     3.  Term and Exercise of the Option.  The Option granted hereunder shall be
         -------------------------------
exercisable with respect to all of the shares of Capital Stock to which the Option pertains from the date hereof until the fifth anniversary hereof whereupon the Option shall terminate and shall not be exercisable to any extent. Not less than one hundred (100) shares of Capital Stock may be purchased at any time unless the number purchased is the total number at the time purchasable under the Option. During the lifetime of the Director, the Option shall be exercisable only by the Director and shall not be assignable or transferable by the Director, other than by will or the laws of descent and distribution, as provided in Paragraph 4, and no other person shall acquire any rights in the Option.

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     4.  Death or Disability of Director and Transfer of the Option.  If the
         ----------------------------------------------------------
Director shall die or become disabled while a member of the Board of Directors, and shall not have fully exercised the Option, the Option may be exercised (subject to the condition that no Option shall be exercisable after the expiration of the term for the Option set forth in Article 3), to the extent that the Director's right to exercise such Option had accrued at the time of the Director's death or disability and had not previously been exercised, at any time within one (1) year after the Director's death or disability, by the Director or his or her legal representative, in the case of disability, or by the personal representatives, executors or administrators of the Director's estate, in the case of death, or by any person or persons who shall have acquired the Option directly from the Director by bequest or inheritance. The Option shall not be transferable by the Director otherwise than by will or the laws of descent and distribution. The terms of this Option shall be binding upon the personal representatives, executors, administrators, successors and assigns of the Director.

     5.  Term of Office.  This Option Agreement shall not be construed to
         --------------
require that the Director be retained as a director for any period. Such term of office, subject to the provisions of Paragraph 6 hereof, and any compensation in connection with such office, shall be at the pleasure of the Corporation, or as otherwise determined under the Corporation's Bylaws or Articles of Incorporation.

     6.  Termination of Term of Office Except by Death.  If the Director shall
         ---------------------------------------------
cease to be a director of the Corporation for any reason except disability or death, and shall not have fully exercised this Option, the Option may be exercised by the former director (subject to the condition that no Option shall be exercisable after the expiration of five (5) years from the date the Option is granted) at any time within one (1) year after such cessation.

     7.  Recapitalization.  The number of shares of Capital Stock covered by the
         ----------------
Option and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation.

     If the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the Option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, the Director shall have the right, during the period between sixty (60) and thirty (30) days prior to such dissolution or liquidation, or merger or consolidation, in which the Corporation is not the surviving corporation, to exercise his or her Option in whole or in part without regard to any provision of this Agreement. The Corporation shall inform each Director of the pendency of any such dissolution, liquidation, or merger or consolidation in which the Corporation

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is not the surviving corporation, in sufficient time to have the full aforesaid period to exercise his or her Option.

     In the event of a change in the Capital Stock of the Corporation as presently constituted, the shares resulting from any such change shall be deemed to be Capital Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

     Except as expressly provided in Article 5(g) of the Plan, the Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the Option.

     The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     8.  Rights of Stockholder.  The Director or an authorized transferee of the
         ---------------------
Option shall have no rights as a stockholder with respect to any shares of Capital Stock covered by the Option until the date of the issuance of the stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 7 hereof.

     9.  Modification, Extension, and Renewal of the Option.  Subject to
         --------------------------------------------------
approval of the Board of Directors of the Corporation, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing, however, without the consent of the Director, no modification of an Option shall alter or impair any rights or obligations under any option theretofore granted under the Plan.

     10.  Restriction of Option Exercise.  Notwithstanding any contrary
          ------------------------------
provisions of this Plan, no option granted under the Plan may be exercised by the Director unless the shares of Capital Stock to be acquired by the Director pursuant to the Plan have been registered under the Securities Act of 1933 (the "Act"), the securities laws of Utah, and any other applicable securities laws of any other state, or the Corporation receives an opinion of

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counsel (which may be counsel for the Corporation) reasonably acceptable to the
Corporation stating that the exercise of the option and the issuance of shares of Capital Stock pursuant to the exercise is exempt from such registration requirements. The Director shall represent that unless and until the shares of Capital Stock have been registered under the Act and applicable state securities laws: (1) the Director will be acquiring the shares of Capital Stock upon exercise for investment purposes only and without the intent of making any sale or disposition thereof, (2) the Director has been advised and understands that the shares of Capital Stock underlying the options have not been registered for sale pursuant to federal and state securities laws and are "restricted securities" under such laws, and (3) the Director acknowledges that the shares of Capital Stock will be subject to stop transfer instructions and certificates for such shares shall bear the following legend in addition to any other legend set forth in the Plan:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE UTAH UNIFORM SECURITIES ACT OR UNDER ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. NO OFFER, SALE OR TRANSFER MAY TAKE PLACE WITHOUT PRIOR WRITTEN APPROVAL OF THE COMPANY BEING AFFIXED HERETO. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, SUCH APPROVAL SHALL BE GRANTED ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF SHAREHOLDER'S COUNSEL AT SHAREHOLDER'S EXPENSE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THIS CERTIFICATE MAY BE LAWFULLY TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION.

     11.  Restriction on Transfer of Shares.  A employee or an authorized
          ---------------------------------
transferee of this Option who purchases shares of Capital Stock by exercise of this Option may not dispose of such stock within two (2) years from the date of the granting of the Option.

     The certificates for the shares of Capital Stock issued by exercise of this Option shall bear the following legend:

     THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A DIRECTORS STOCK OPTION PLAN, A COPY OF WHICH IS ON FILE AT THE CORPORATION'S OFFICE IN SALT LAKE CITY, UTAH.

     12.  Medium and Time of Payment.  The Option price shall be payable in
          --------------------------
monies of the United States upon the exercise of the Option and may be paid by cash or check. The Option may be exercised by written notice to the Corporation at its principal office. The notice shall state the election to exercise the Option and shall either: (a) be accompanied by payment of the full purchase price of such shares of Capital Stock, in which event the Corporation shall deliver a certificate or certificates representing such stock as soon as practical after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Corporation) for the payment of the full purchase price of such stock, against delivery of a certificate or certificates representing such stock.

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     13.  General.  The Corporation shall at all times during the term of the
          -------
Option reserve and keep available such number of shares of Capital Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay any original issue and transfer taxes with respect to the issue and transfer of shares of Capital Stock pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will form time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

     14.  Miscellaneous.  The headings and captions appearing in this Agreement
          -------------
are inserted only as a matter of convenience and reference, and in no way define, limit, or describe the scope or intent of this Agreement or any provisions hereof. Unless the context requires otherwise, as used herein, such gender shall include all genders. This Agreement shall be construed in accordance with the laws of the State of Utah.

     15.  Severability.  Should any provisions of this Agreement be determined
          ------------
to be invalid, such provisions shall not be a part of this Agreement, and shall be severable from and shall not affect the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the Corporation has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized, and the Director has hereunder set his or her hand, all on the day and year first above written.

                                          LASER CORPORATION,
                                          a Utah corporation


                                          By_________________________________
                                            President

ATTEST:

By_________________________________
   Secretary

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     Director acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and further acknowledges that he or she is familiar with the provisions of all agreements restricting transfer of the shares of Capital Stock. Director hereby accepts this Option subject to all the terms and provisions of the Plan and all other restrictive agreements applicable to the shares granted. Director hereby agrees to accept as binding and final all decisions or interpretations of the Committee and the Board of Directors of the Corporation upon any questions arising under the Plan.



                                           ----------------------------------
                                           Director

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